Exhibit 99.1

Ribbon Communications Reports Preliminary Fourth Quarter 2021
Financial Results

Company’s Fourth Quarter and Full Year 2021 Financial Results Conference Call

Will Be On February 16, 2022

FOR IMMEDIATE RELEASE: January 20, 2022

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real-time communications software and IP optical transport solutions to service providers, enterprises, and critical infrastructure sectors, today announced preliminary financial results for the fourth quarter of 2021. All figures in this release are approximate due to the preliminary nature of the announcement.

For the fourth quarter of 2021, revenue is expected to be $231 million, gross margin is expected to be 50%, non-GAAP gross margin is expected to be 54%, operating loss is expected to be $4 million and adjusted EBITDA is expected to be $26 million. Cash on hand at the end of the quarter increased to $106 million.

As expected, demand for products and services increased in the fourth quarter of 2021 with sequential sales growth of 10% and a product/service book-to-bill ratio of 1.13. However, overall sales were below the Company's previous guidance range as supply chain and logistics issues increased significantly in the final weeks of the quarter, impacting the Company's ability to deliver products and reducing sales by approximately $10 million. IP Optical Networks segment sales increased more than 20% quarter-over-quarter to approximately $83 million. Cloud & Edge revenue is expected to be $147 million, with several software deals having moved into 2022 and higher Enterprise Edge hardware sales, impacting both revenue and margin.

Higher component costs, expedite and production fees, and logistics expenses in both segments reduced margins by approximately 220 basis points versus expectations. Customer and deal mix contributed an additional 200 basis points to the lower-than-expected margins. Ribbon anticipates a portion of the higher supply chain related costs to persist at least through the first half of 2022.

"While we are disappointed by the results this quarter and the impact from the challenging supply environment, we remain excited by the continued progress we are making on our strategy to position our IP Optical Networks solutions with key Ribbon customers including several new wins with major carriers this quarter in the US, Japan, and Africa regions, and that investment in fiber networks and communications will position us for growth in 2022 and beyond,” said Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “We will discuss further details on our conference call on February 16, 2022.”

Conference Call Details and Replay Information

Ribbon Communications will report financial results for the fourth quarter and full year of 2021 after the market closes on Wednesday, February 16, 2022. Following the release, Ribbon Communications will host a conference call with the financial community at 4:30 p.m. ET to discuss the results.

The Company will offer a live, listen-only webcast of the conference call via the investor section of its website at https://investors.ribboncommunications.com/press-and-events/events-and-presentations, where a replay will also be available shortly following the conference call.

Conference call details:

Date: Wednesday, February 16, 2022

Time: 4:30 p.m. ET

Dial-in number (Domestic): 877-407-2991

Dial-in number (International): 201-389-0925

Instant Telephone Access: Call me™

Replay information:

A telephone playback of the call will be available following the conference call until March 2, 2022 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13726131.

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding, expected financial results for the fourth quarter 2021 and projected financial results for 2022 and beyond, sales trends, expected supply-chain related costs and plans and objectives for future operations are forward-looking statements. Without limiting the foregoing, the words "anticipates, "“believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, adjustments to financial results as part of the preparation and review of the financial statements for the year ended December 31, 2021 and the audit of the same; risks related to supply chain disruptions and costs resulting from component availability and/or geopolitical instabilities and disputes; risks related to the continuing COVID-19 pandemic, including delays in customer deployments as a result of rises in cases or local closure of facilities as a result of COVID-19; risks that the Company will not realize estimated cost savings and/or anticipated benefits from the acquisition of ECI; failure to realize anticipated benefits from the sale of the Kandy Communications business (“Kandy”) or declines in the value of the Company's ongoing investment in American Virtual Cloud Technologies, Inc., the purchaser of Kandy; unpredictable fluctuations in quarterly revenue and operating results; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company's customer base or generate recurring business from its existing customers; credit risks; the timing of customer purchasing decisions and the Company's recognition of revenues; macroeconomic conditions; the impact of restructuring and cost-containment activities; litigation; market acceptance of the Company's products and services; rapid technological and market change; the Company's ability to protect its intellectual property rights and obtain necessary licenses; the Company's ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company's products; risks related to the terms of the Company's credit agreement; higher risks in international operations and markets; increases in tariffs, trade restrictions or taxes on the Company's products; currency fluctuations; and failure or circumvention of the Company's controls and procedures.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2020 and its Form 10-Q for the quarter ended September 30, 2021. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations for these purposes as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors will allow investors to view the financial results in the way management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

Stock-Based Compensation

Expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into management’s method of analysis and the Company’s core operating performance.

Amortization of Acquired Technology; Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. The Company believes that excluding non-cash amortization of intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in the Company’s industry as if the acquired intangible assets had been developed internally rather than acquired.

Acquisition-, Disposal- and Integration-Related Expense

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of its acquired businesses and the Company, and such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related Expense

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in the Company’s industry, as there are no future revenue streams or other benefits associated with these costs.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from Income (loss) from operations: depreciation; amortization of acquired technology and of acquired intangible assets; stock-based compensation; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that considerate considers to be non-cash and/or not part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate its dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Investor Relations

Tom Berry

+1 (978) 614-8050

tom.berry@rbbn.com

US Press

Dennis Watson

+1 (214) 695-2224

dwatson@rbbn.com

International Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
$ millions
(unaudited)

Three months ended
December 31, 2021
Preliminary Results
GAAP Gross margin	50%
Stock-based compensation	*
Amortization of acquired technology	4%
Non-GAAP Gross margin	54%

Adjusted EBITDA
GAAP Loss from operations	$(4)
Depreciation	4
Amortization of acquired intangible assets**	16
Stock-based compensation	5
Acquisition-, disposal- and integration-related expense	4
Restructuring and related expense	1
Non-GAAP Adjusted EBITDA	$26

* Less than 1% impact on gross margin
** Includes amortization of acquired technology included in Gross margin above